                                                                 EXHIBIT 10.3(a)

                              AMENDMENT NUMBER 3 TO
                          MASTER LOAN AGENCY AGREEMENT


         This Amendment Number 3 to Master Loan Agency Agreement (this "Amendment") is made as of this 1st day of November, 2002, by and between Goleta National Bank, a national banking association ("GNB"), and Ace Cash Express, Inc., a Texas corporation ("Ace"), with regard to the following:

         A. GNB and Ace entered into that certain Master Loan Agency Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Agency Agreement dated March 29, 2001, and by that certain Amendment Number 2 to Master Loan Agency Agreement dated June 30, 2001 (the "Agreement").

         B. Section 11.7 of the Agreement permits GNB and Ace to amend the Agreement by a writing signed by them.

         C. GNB and Ace, after consultation with the Bank Regulatory Authority, have mutually determined that it is in their respective best interests to (i) provide for termination of the Agreement effective December 31, 2002, or such later date as the Bank Regulatory Authority may permit (the date of termination of the Agreement being the "Termination Date"), though certain provisions of the Agreement as specified herein shall survive the termination of the Agreement,
(ii) provide that Ace will indemnify GNB for 100% of certain losses on and after November 1, 2002, and (iii) amend the Agreement in certain other respects.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, GNB and Ace hereby agree as follows:

         1. Section 1.6 of the Agreement is hereby amended to read as follows:

                  "1.6 No Exclusivity. On and after November 1, 2002, the Parties' relationship shall not be exclusive; consequently, on and after November 1, 2002, Ace may offer, for its own account or for the account of others, any loans (whether or not similar to Bank Loans) at any of its Locations, and GNB may offer and provide any loans (whether or not similar to Bank Loans) through or with any other person."

         2. Section 1.9 of the Agreement is hereby amended to read as follows:

                  "1.9 Collection of Bank Loans. Contemporaneous with this Agreement, the Parties are entering into a Collection Servicing Agreement, under which Ace is appointed as servicer to collect and enforce the Bank Loans. That Collection Servicing Agreement, as amended by Amendment Number 1 to Collection Servicing Agreement, is Exhibit B to this Agreement. To the extent that the terms of the Collection Servicing Agreement, as amended, conflict with the terms of this Agreement, the terms of this Agreement shall control."

         3. The first sentence of Section 4.1 of the Agreement is hereby amended to read as follows:

                           "4.1 Term of Agreement. Unless otherwise terminated
                  as provided in Section 4.2, this Agreement shall terminate at 11:59 p.m., Central Time, on December 31, 2002, or on such later date as the Bank Regulatory Authority may permit (the date of termination of this Agreement being the "Termination Date"). Notwithstanding the termination of this Agreement on the Termination Date, all of the provisions of the Amendment (as provided in Section 19 thereof) and the following provisions of this Agreement shall continue in effect after the Termination Date: Section 4.5, Section 6.1, Article VII,
                  Article VIII (as amended in this Amendment) except for Section
                  8.5 which is terminated, Article XI, each other provision that by its terms continues in effect after the expiration or termination of this Agreement and each other provision of the Agreement to the extent necessary to give full effect to the provisions that survive termination of this Agreement as provided herein."

         4. Section 8.1(a) of the Agreement is hereby amended to read as follows:

                  "(a) Five percent (5%) of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against Ace or any Ace Indemnified Persons or incurred by Ace or any Ace Indemnified Persons (collectively, "Ace Losses") by reason of, resulting from, or relating to any Third-Party Claims (as defined below in this Section 8.1) asserted against Ace or any Ace Indemnified Persons if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from the Effective Date and prior to April 1, 2001, except any Third-Party Claims described in Section 8.1(b) or Section 8.1(c); and ten percent (10%) of all Ace Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against Ace or any Ace Indemnified Persons if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from April 1, 2001 and prior to November 1, 2002, except any Third-Party Claims described in Section 8.1(b) or Section 8.1(c); and for purposes of this Section 8.1(a), (i) each Renewal of a Bank Loan shall be deemed made on the date the Bank Loan was originally made or funded by GNB and (ii) except as provided in Section 8.1(b) or
                           Section 8.1(c), the foregoing percentages of Ace Losses to be indemnified by GNB shall apply regardless of when any Third-Party

                           Claims are asserted or arise and regardless of when the Ace Losses are suffered or incurred. Notwithstanding the foregoing, GNB shall not be required to indemnify Ace or any Ace Indemnified Persons against, or hold Ace or any Ace Indemnified Persons harmless from, any Ace Losses by reason of, resulting from, or relating to any Third-Party Claims (except any Third-Party Claims described in Section 8.1(b) or Section 8.1(c)) that are incurred on or after November 1, 2002, regardless of the date that the Bank Loan to which such Third-Party Claim relates was made or the date the Third-Party Claim is asserted or arises. (Stated in another way, GNB's indemnification obligation under the terms of this
                           Section 8.1(a), subject to the exceptions provided in Sections 8.1(b) and 8.1(c), shall be zero percent (0%) of Ace Losses that are incurred on or after November 1, 2002.)"

         5. Section 8.1(c) of the Agreement is hereby amended to read as follows:

                  "(c) All Ace Losses (i) by reason of, resulting from, or relating to any Third-Party Claims asserted against Ace or any Ace Indemnified Person in which, or in connection with which, GNB or any GNB Indemnified Person (as defined in Section 8.2) admits or acknowledges, or any court or other governmental authority or arbitrator finds or otherwise determines, that GNB or any GNB Indemnified Person has committed (by act or omission) any willful misconduct, (ii) relating to the failure or alleged failure of GNB to have, hold or maintain any or all GNB Authorizations necessary to permit GNB to perform its obligations under and in accordance with the terms of this Agreement, and (iii) consisting of all civil money penalties and similar amounts assessed against GNB by the Bank Regulatory Authority and any and all other fines or penalties imposed on GNB by any other federal regulatory authority. For purposes of this Section 8.1, an Ace Loss that results from the incurrence by Ace of professional fees or related expenses will be deemed to be "incurred" on the date that the services were rendered or the related expense was incurred, in each case regardless of the date that an invoice covering such services or expense was rendered. For the avoidance of doubt,
                           Section 8.1 does not apply to, and Ace shall continue to be responsible for, and GNB shall not indemnify Ace or any Ace Indemnified Persons with respect to,
                           (i) any credit losses incurred by Ace as a result of its ownership of Bank Loans (or portions thereof) or
                           (ii) any civil money penalties or similar amounts assessed against Ace by the Bank Regulatory Authority and any and all other fines or penalties imposed on Ace by any other regulatory authority. For the avoidance of doubt, any finding or determination by a court, regulatory authority, or arbitrator that GNB's originating, renewing, denying or collecting Bank Loans with Ace as its agent was in violation of 12 U.S.C. Section 24 or 12 U.S.C. Section 85, or regulations issued pursuant thereto, shall not constitute a failure by GNB to have, hold or maintain any or all GNB Authorizations necessary to permit GNB to perform its obligations as required under this Agreement."

         6. Section 8.2(a) of the Agreement is hereby amended to read as follows:

                  "(a) Ninety-five percent (95%) of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs (including reasonable attorneys' fees and expenses) and damages asserted against GNB or any GNB Indemnified Persons or incurred by GNB or any GNB Indemnified Persons (collectively, "GNB Losses") by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Persons if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from the Effective Date and prior to April 1, 2001, except any Third-Party Claim described in Section 8.2(b) or
                           Section 8.2(c); and ninety percent (90%) of all GNB Losses by reason of, resulting from, or relating to any Third-Party Claims asserted against GNB or any GNB Indemnified Persons if the Third-Party Claims arise out of one or more Bank Loans made or services or products provided under this Agreement solely from April 1, 2001 and prior to November 1, 2002, except any Third-Party Claims described in Section 8.2(b) or
                           Section 8.2(c); and for purposes of this Section 8.2(a), (i) each Renewal of a Bank Loan shall be deemed made on the date the Bank Loan was originally made by GNB and (ii) except as provided in Section 8.2(b) or Section 8.2(c), the foregoing percentages of GNB Losses to be indemnified by Ace shall apply regardless of when any Third-Party Claims are asserted or arise and regardless of when the GNB Losses are suffered or incurred. In addition, Ace shall indemnify GNB and any GNB Indemnified Persons against, and hold GNB and any GNB Indemnified Persons harmless from, one hundred percent (100%) of any GNB Losses by reason of, resulting from, or relating to any Third-Party Claims (except any Third-Party Claims described in Section 8.2(b) or Section 8.2(c)) that are incurred on or after November 1, 2002, regardless of the date that the Bank Loan to which such Third-Party Claim relates was made or the date such Third-Party Claim is asserted or arises."

         7. Section 8.2(c) of the Agreement is hereby amended to read as follows:

                  "(c) All GNB Losses (i) by reason of, resulting from, or relating to any Third-Party Claims in which or in connection with which, Ace or any Ace Indemnified Person admits or acknowledges, or any court or governmental authority or arbitrator finds or otherwise determines, that Ace or any Ace Indemnified Person has committed (by act or omission) any willful misconduct, (ii) relating to the failure or alleged failure of Ace to have, hold or maintain any or all Ace Authorizations necessary to permit Ace to perform its obligations under and in accordance with the terms of this Agreement, (iii) consisting of all civil money penalties and similar amounts assessed against Ace by the Bank Regulatory Authority and any and all other fines or penalties imposed on Ace by any other regulatory authority, and (iv) resulting from claims by Bank Loan customers or applicants to the extent that such GNB Losses are attributable to (x) GNB giving such notices as may be required by the Bank Regulatory Authority to Bank Loan customers or applicants to the effect that their Bank Loan files may have been destroyed or lost or cannot be located or (y) the destruction or loss of, or the inability to locate such files. For purposes of this Section 8.2(a), a GNB Loss that results from the incurrence by GNB of professional fees or related expenses will be deemed to be "incurred" on the date that the services were rendered or the related expense was incurred, in each case regardless of the date that an invoice covering such services or expense was rendered. For the avoidance of doubt, this Section 8.2 does not apply to, and GNB shall continue to be responsible for, and Ace shall not indemnify GNB or any GNB Indemnified Parties with respect to, (i) any credit losses incurred by GNB as a result of its ownership of Bank Loans (or portions thereof), or (ii) any civil money penalties or similar amounts assessed against GNB by the Bank Regulatory Authority and any and all other fines or penalties imposed on GNB by any other federal regulatory authority."

         8. The following subsection (d) is added to Section 8.3:

                  "(d) Each Party obligated to provide indemnity hereunder shall promptly discharge its obligations in that regard including, without limitation, the prompt payment or reimbursement of all attorneys' fees and expenses, and the prompt payment of all fines, penalties and judgments, unless such fine, penalty or judgment is appealed and all necessary appeal bonds have been posted."

         9. GNB will, at its expense, give such notice(s) as may be required by the Bank Regulatory Authority to Bank Loan customers or applicants to the effect that their Bank Loan files may have been lost or cannot be located. GNB will deliver to Ace, at least three days before any such notice is sent, a copy of the form of such notice.

         10. (a) After the Termination Date, each Party shall allow the other Party access to the database of information regarding Bank Loans and/or the payment history of Bank Loans, as applicable, maintained by such Party (pursuant to Section 5.1(a) of the Agreement with respect to Ace and pursuant to Section 5.1(b) of the Agreement with respect to GNB) and shall coordinate with the other Party regarding access to or the use of any software and hardware necessary to access such database. If a Party wants physical (as opposed to electronic) access to the other Party's database pursuant hereto, it must request such access by giving at least 15 days' prior Notice to the other Party. Any such access shall be only during the regular business hours of the other Party, or at such time to which the other Party may consent, and without any unreasonable disruption of the other Party's business operations, and only to the full extent permitted by applicable law. Neither Party shall impose any cost upon the other in connection with access to the physical records or database. Ace shall cooperate in all reasonable respects with GNB to permit it to carry out any Bank Loan file audit required of GNB by the Bank

Regulatory Authority, and Ace shall bear the expenses Ace incurs in connection therewith. GNB may request, by at least 15 days' Notice to Ace, that Ace prepare and send to GNB, at GNB's expense, a print out of Ace's database of information regarding Bank Loans and/or the payment history of Bank Loans. Ace will comply with that request as soon as reasonably practicable (taking into account the scope of the requested material).

                  (b) After the Termination Date, either Party may request an inspection of the financial or other books and records of the other Party relating to this Agreement by giving at least 30 days' prior Notice to the other Party. Any such inspection shall be conducted only during the regular business hours of the other Party, or at such other reasonable time to which the other Party may consent, and without any unreasonable disruption of the other Party's business operations. The cost of such inspection shall be paid by the inspecting Party.

         11. After the Termination Date, Ace may continue to use Confidential Information of GNB to the extent reasonably necessary in its efforts to collect Bank Loans.

         12. At the request of GNB, Ace will deliver to GNB all completed applications for and other documentation signed by Borrowers relating to Bank Loans, all account authorization documents and all other documents relating to Bank Loans (other than documents used in its Bank Loan collection activities and files, if any, which are not in the possession or control of Ace or its affiliates). GNB shall pay the cost of each such delivery (except for deliveries of any Bank Loan files required for GNB to conduct the Bank Loan file audits required of GNB by the Bank Regulatory Authority, the cost of which deliveries shall be paid by Ace). With respect to each such document delivered to GNB by Ace, GNB shall maintain such document through the date that all applicable statutes of limitations have run with respect to the Bank Loan to which such document relates and, to the full extent permitted by applicable law, shall allow Ace access to such document from time to time as reasonably requested by Ace. GNB shall have the right to return each such document to Ace for retention by Ace, provided that GNB shall pay the cost of the return delivery of each such document to Ace. To the extent that Ace retains any such document, Ace shall maintain such document through the date that all applicable statutes of limitations have run with respect to the Bank Loan to which such document relates and shall allow GNB access to such document from time to time as reasonably requested by GNB. To the extent that either GNB or Ace retains any such document after the date that all applicable statutes of limitations relating to the Bank Loan to which such document relates the party holding such document shall be entitled to destroy such document, at any time after 30 days after it gives the other party written notice of its intent to destroy such documents, unless the party receiving such notice requests in writing that such documents be delivered to it. Neither Party shall impose any cost upon the other in connection with access to the documents relating to Bank Loans. Ace shall cooperate in all reasonable respects with GNB to permit it to carry out any Bank Loan file audit required of GNB by the Bank Regulatory Authority, and Ace shall bear the expenses Ace incurs in connection therewith.

         13. All Bank Loan Operating Manuals in the possession of Ace shall, pursuant to Section 7.7 of the Agreement, be returned to GNB promptly after the Termination Date if theretofore requested by GNB. To the extent GNB does not request the return to it of Bank Loan Operating Manuals by the Termination Date, Ace shall be entitled to destroy any Bank Loan Operating Manuals in its possession.

         14. Promptly following the Termination Date, GNB hereby authorizes Ace to destroy all blank loan and account applications containing GNB's name, and all Card inventory and all PIN numbers, in Ace's possession.

         15. Promptly after the Termination Date, and in any event within 15 business days after receipt of an invoice therefor, (i) Ace shall pay to GNB all unpaid Loan Participation Processing Fees described in Exhibit E to the Agreement, (ii) GNB will pay to Ace the portion of the ATM charges received by GNB described in Exhibit E to the Agreement and (iii) either Party will pay to the other the amount, if any, necessary to cause all expenses of lobbying and related activities accrued but unpaid as of November 1, 2002 to be shared by the Parties in accordance with Sections 3.2(i) and 3.4(k) of the Agreement.

         16. All documents, files and records relating to Ace's Bank Loan collection activities, and all intellectual property of Ace relating thereto, shall remain the property of Ace following the Termination Date, but shall be accessible by GNB in accordance with the provisions of this Amendment.

         17. Ace will pay GNB, not later than ten (10) days after an invoice from GNB therefor (which invoice may not precede the Termination Date), the sum of $10,000 in cash for the transfer of the Credit Software as of the day after the Termination Date. GNB acknowledges and agrees that, upon such payment, Ace shall not owe any amount to GNB for Ace's use of the Credit Software, whether before or after the Termination Date, with respect to any loan other than a Bank Loan.

         18. Each Party shall be responsible for the expenses it incurs in entering into this Amendment and, except as specifically provided for in this Amendment, the expenses it incurs in implementing the terms of this Amendment.

         19. All of the provisions of this Amendment shall survive and continue in effect after the Termination Date.

         20. GNB hereby withdraws its letter dated May 9, 2002 to Ace indicating its intent under Section 1.2 of the Agreement to modify the terms of the Bank Loans to comply with the laws of each state in which GNB currently offers Bank Loans.

         21. GNB will continue to participate in all current litigation relating to or arising out of the activities of Ace pursuant to the Agreement and will not unreasonably withhold GNB's participation in future litigation relating to or arising out of the activities of Ace pursuant to the Agreement, as requested by Ace. Ace agrees, pursuant to its indemnification obligation contained in
Section 8.2 of the Agreement, to reimburse GNB for any reasonable out-of-pocket expenses (including travel and lodging, but not including the compensation of any GNB employees) incurred as a result of this participation.

         22. GNB will, as of the day after the Termination Date,

                  (i) cause its parent company, Community West Bancshares, Inc. ("CWB"), to transfer 100% of its ownership interest in ePacific Incorporated, a Delaware corporation ("ePacific"), which consists of 300,000 shares of common stock of ePacific, and all rights related thereto (the "Shares"), free and clear of all liens and other encumbrances (except for obligations under the ePacific Incorporated Stockholders Agreement dated March 30, 2000 (the "ePacific Agreement")), to Ace; and

                  (ii) transfer to Ace, free and clear of all liens and other encumbrances, all of GNB's right, title and interest in all of the Credit Software, all developments and improvements thereof in process, and all related goodwill, all "as is" without any representation or warranty, including (without limitation) any warranty of fitness for a particular purpose.

         The transfer of the Credit Software will be in consideration of (even if not simultaneous with) the payment from Ace to GNB described in Section 17 of this Amendment.

         Each of GNB and ACE agrees to use, and GNB agrees to cause CWB to use, its commercially reasonable best efforts, at its own expense, to give the notices and follow the other procedures, or to obtain a waiver of those notices and other procedures, required under the ePacific Agreement, as a condition to CWB's transfer of the Shares to Ace. The transfer of the Shares will be in exchange for the payment from Ace to CWB of $0.05 per Share which shall be paid contemporaneously with CWB's tender of the Shares to Ace. Ace acknowledges that should the other stockholders of ePacific exercise their "co-sale" rights under the ePacific Agreement, that may frustrate the intent of the Parties by preventing CWB from selling all of the Shares to Ace. However, any failure by CWB to sell all the Shares to Ace because of the exercise of co-sale rights under the ePacific Agreement, so long as Ace receives a total of 300,000 shares of common stock of ePacific against the payment of $0.05 per share, shall not constitute a breach or default of GNB of this Amendment or the Agreement. The number of shares of ePacific and the price per share shall be adjusted as necessary to reflect any stock split, reverse stock split, or other recapitalization of ePacific common stock after the date of this Amendment. Further, if CWB becomes unable to sell or transfer the Shares to Ace under this
Section 22 because of actions taken by ePacific or any of its stockholders (other than Ace), notwithstanding GNB's and CWB's commercially reasonable best efforts to effect that sale and transfer, CWB's inability shall not be deemed an excuse for Ace not to perform its indemnification obligations to GNB and any GNB Indemnified Persons under Section 8 of the Agreement. Should ePacific or any of its stockholders (other than Ace) commence legal action against CWB and/or GNB to prevent or prohibit the sale and transfer of the Shares to Ace hereunder, Ace and GNB agree that the expenditure by GNB and CWB, in the aggregate, of up to $5,000 in legal fees and other expenses in connection with defending any such action shall constitute GNB's and CWB's commercially reasonable best efforts for purposes of this paragraph.

         23. Promptly after the Termination Date, Ace will remove from all of its Locations all advertising and/or other materials containing GNB Marks related to Bank Loans.

         24. The Parties agree to take all further actions necessary on or prior to the Termination Date to amend all other agreements between them regarding the Agreement to reflect the fact that from and after the Termination Date, GNB will not originate or renew any Bank Loans and Ace will not act as GNB's agent to originate or renew any Bank Loans, but will continue to service and collect all Bank Loans theretofore originated or renewed.

         25. Except as set forth in this Amendment, all terms used herein that are defined in the Agreement shall have the respective meanings set forth in the Agreement.

         26. This Amendment may be signed in counterparts with the same effect as if both Parties had signed the same paper; all counterparts are to be construed together to be one and the same document.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                 GOLETA NATIONAL BANK


                                 By:   /s/ LYNDA NAHRA
                                       --------------------
                                       Lynda Nahra
                                       President and Chief Executive Officer



                                 ACE CASH EXPRESS, INC.


                                 By:   /s/ JAY B. SHIPOWITZ
                                       -----------------------------
                                       Jay B. Shipowitz
                                       President and Chief Operating Officer

                                                                EXHIBIT 10.3 (b)

                              AMENDMENT NUMBER 1 TO
                         COLLECTION SERVICING AGREEMENT


This Amendment Number 1 to Collection Servicing Agreement (this "Amendment") is made as of this 1st day of November, 2002, by and between Goleta National Bank, a national banking association (the "Lender"), and Ace Cash Express, Inc., a Texas corporation (in its capacity as Servicer, the "Servicer"), with regard to the following:

         A. The Lender and the Servicer entered into that certain Master Loan Agency Agreement dated August 11, 1999, as amended by that certain Amendment Number 1 to Master Loan Agency Agreement dated March 29, 2001, and Amendment Number 2 to Master Loan Agency Agreement dated June 30, 2001 (as so amended, the "Master Agreement"), and contemporaneously with the execution of this Amendment, they are amending the Master Agreement by that certain Amendment Number 3 to Master Loan Agency Agreement of even date herewith.

         B. The Lender and the Servicer entered into that certain Collection Servicing Agreement dated August 11, 1999 (the "Servicing Agreement").

         C. Section 10.1 of the Servicing Agreement permits the Lender and the Servicer to amend the Servicing Agreement by a writing signed by them.

         D. The Lender and the Servicer wish to amend the Servicing Agreement to provide for a more extended effectiveness of the Servicing Agreement, as amended, after the expiration or termination of the Master Agreement, as amended, and to clarify the obligation of the Servicer to apply amounts received on any Loan after the expiration or termination of the Master Agreement, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Lender and the Servicer hereby agree as follows:

1. The fourth sentence of Section 2.1 of the Servicing Agreement is amended to read as follows:

                  "This Agreement shall survive the expiration or termination of the Master Agreement until no further Loans made by the Lender, as contemplated by the Master Agreement, remain outstanding or unpaid; however, Servicer shall remain liable thereafter for its own negligence or willful misconduct, and that of its subcontractors, delegates, agents and representatives, if any, to the extent provided by the terms of this Agreement."

2. The last sentence of Section 5.1 of the Servicing Agreement is hereby amended to read as follows:

                  "The Servicer, acting on behalf of the Lender, shall apply all such money as provided in the Master Agreement or, if the Master Agreement has expired or been terminated, as provided under the terms of the Master Agreement in effect immediately preceding that expiration or termination, except as the Lender and the Servicer may otherwise agree."

3. Section 10.3 of the Servicing Agreement is hereby amended to substitute "Suite 600" for "Suite 800," and "President and Chief Operating Officer" for "Chief Financial Officer," in the address for any notice, demand, certificate, request, or other communication to the Servicer.

4. Except as set forth in this Amendment, all terms used herein that are defined in the Servicing Agreement shall have the respective meanings set forth in the Servicing Agreement.

5. Except as amended hereby, the Servicing Agreement is hereby affirmed in its entirety.

6. This Amendment may be signed in counterparts with the same effect as if both parties hereto had signed the same paper; all counterparts are to be construed together as one and the same document.

IN WITNESS WHEREOF, the Lender and the Servicer have caused this Amendment to be duly executed by their respective officers as of the date set forth in the first paragraph hereof.

                                          GOLETA NATIONAL BANK


                                          By:  /s/ LYNDA NAHRA
                                             ---------------------------


                                          ACE CASH EXPRESS, INC.


                                          By:   /s/ JAY B. SHIPOWITZ
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